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                                     BYLAWS

                                       OF

                              BOISE CASCADE COMPANY

                             As Adopted on _________
                             _______________________

                                     OFFICES

     Section 1. The registered office of the corporation in Delaware shall be in the city of Wilmington, county of New Castle.

     Section 2. The corporation may also have offices at places both inside and outside of Delaware as the board of directors may determine or the business of the corporation may require.

                            MEETINGS OF STOCKHOLDERS

     Section 3. Meetings of stockholders, for the election of directors, or any other purpose, may be held at such time and place as stated in the notice of the meeting or in a duly executed waiver of the notice of meeting.

     At a meeting of the stockholders, only business that has been brought properly before the meeting shall be conducted. To be brought properly before a meeting of the stockholders, business must be specified in the notice of meeting (or any notice supplement) given by, or at the direction of, the board of directors or otherwise brought properly before the meeting by a stockholder. For business to be brought properly before a meeting by a stockholder, the stockholder must have given timely notice of the business to the corporate secretary. To be timely given, a stockholder's notice must be in writing and received by the corporate secretary at least 45 days before the date the corporation first mailed its proxy materials for the prior year's annual meeting of stockholders. For each matter the stockholder proposes to bring before the meeting, the notice to the corporate secretary shall include: (i) a brief description of the business to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and record address of the stockholder proposing the business, (iii) the class and number of shares of the corporation beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Section 3. The chair of a meeting may, if the facts warrant, determine and declare that business was not brought properly before the meeting in accordance with this Section 3 and, in such event, the business shall not be transacted.


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     Section 4. Stockholders shall meet annually to elect a board of directors and transact such other business brought properly before the meeting. The meeting shall be at the date and time designated by the board of directors and stated in the notice of meeting. Stockholders shall elect the board of directors by a plurality vote. The election may be by voice vote, rather than by written ballot, unless a majority of stockholders represented at the meeting adopts a resolution requiring a vote by written ballot.

     Section 5. Each stockholder entitled to vote at the annual meeting shall be given written notice of the meeting not less than 10 or more than 60 days before the date of the meeting. The notice shall state the place, date, and hour of the meeting. If a vote of stockholders on a merger or consolidation is one of the stated purposes of the annual meeting, notice shall be given not less than 20 or more than 60 days before the date of the meeting.

     Section 6. Before the annual meeting, the officer in charge of the corporation's stock ledger shall prepare a list of stockholders entitled to vote at the meeting, arranged in alphabetical order. The list shall show the address of each stockholder and the number of shares registered in each stockholder's name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting. The list shall be made available at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting and may be inspected by any stockholder who is present.

     Section 7. Special meetings of the stockholders, for any purpose not otherwise prescribed by statute or by the certificate of incorporation, may be called by the chair of the board and shall be called by the chair of the board or corporate secretary upon written request of a majority of the board of directors or a majority of the executive committee. Such request shall state the purpose or purposes of the proposed meeting.

     Section 8. Each stockholder entitled to vote at a special meeting shall be given written notice of the meeting not less than 10 or more than 60 days before the meeting. The notice shall state the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called. If a merger or consolidation is one of the stated purposes, the notice shall be given not less than 20 or more than 60 days before the meeting.

     Section 9. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 10. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business,


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except as otherwise provided by statute, by the certificate of incorporation, or by these bylaws. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 11. When a quorum is present at any meeting, the majority vote of the holders of the stock having voting power present in person or represented by proxy shall decide any question brought before the meeting. If the question is one which the provision of statute, certificate of incorporation, or these bylaws requires other than a majority vote, such provision shall govern the decision of such question. In cases where the holder has expressly indicated the holder is abstaining from voting the matter, the holder's shares shall be included for purposes of determining whether a quorum is present, but shall be excluded for purposes of determining whether a majority vote has been obtained.

     Section 12. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of voting stock held by such stockholder. Stockholders shall not vote or act upon any proxy after three years from its date, unless the proxy provides for a longer period. In the election of each director of the corporation, each stockholder shall have one vote for each voting share held.

     Section 13. Any action required or permitted to be taken at any annual or special meeting of stockholders must be taken at such a meeting duly called, upon proper notice to all stockholders entitled to vote. No action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, except as may be provided in Article Nine of the certificate of incorporation (as amended and restated).

                               BOARD OF DIRECTORS

     Section 14. The number of directors that shall constitute the board of directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire board of directors of the corporation. The number of directors shall be fixed at no less than three and no more than 15. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The initial division of the board of directors into classes shall be made by the decision of the affirmative vote of a majority of the entire board of directors. The term of the initial Class I directors shall terminate on the date of the 2006 annual meeting; the term of the initial Class II directors shall terminate on the date of


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the 2007 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2008 annual meeting. At each succeeding annual meeting of the stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes to maintain the number of directors in each class as nearly equal as possible. Any director elected to any class to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. No person shall serve as a director of this corporation after the annual stockholders meeting next following his or her 70th birthday.

     Nominations for election to the board of directors of the corporation at a meeting of stockholders may be made by the board, on behalf of the board, by any nominating committee appointed by the board, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting. Nominations, other than those made by or on behalf of the board, shall be made by written notice delivered to or mailed, postage prepaid, and received by the corporate secretary not less than 60 days or more than 90 days before any meeting of stockholders called for the election of directors. If less than 30 days' notice of a meeting is given to stockholders, the corporate secretary must receive the nomination not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, age, and business address of each nominee; (iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the corporation beneficially owned by each nominee and by the nominating stockholder; (v) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (vi) the executed consent of each nominee to serve as a director of the corporation if elected.

     The chair of the meeting of stockholders may determine, if the facts warrant, that a nomination was not made in accordance with this Section 14. If the chair should so determine, the chair shall so declare to the meeting and the defective nomination shall be disregarded.

     Removal of directors shall be as provided in the certificate of incorporation.

     Section 15. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office, or any other cause may be filled, so long as there is at least one remaining director, by: (i) the board of directors, provided that a quorum is then in office and present; (ii) a majority of the directors, if less than a quorum is then in office; or (iii) the sole remaining director. Directors elected to fill a



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newly created directorship or other vacancies shall hold office until the annual meeting for the year in which such director's term expires and his or her successor has been duly elected and qualified or until his or her earlier death, resignation, or removal.

     Section 16. The business of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the certificate of incorporation, or by these bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 17. The board of directors of the corporation may hold meetings, both regular and special, either inside or outside the state of Delaware.

     Section 18. The first meeting of each newly elected board of directors shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of stockholders. If the newly elected board fails to hold the first meeting at such time and place, the meeting may be held at such time and place as shall be specified in a notice given in accordance with Section 20, or as shall be specified in a written waiver signed by all of the directors.

     Section 19. Regular meetings of the board of directors may be held without notice at such time and place as the board shall determine.

     Section 20. The chair of the board may call special meetings of the board on not less than 24 hours' notice to each director. The chair of the board or corporate secretary shall call special meetings on not less than 24 hours' notice upon the written request of two directors.

     Section 21. At all meetings of the board, a majority of the total number of directors then constituting the whole board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 22. Unless the certificate of incorporation or these bylaws require otherwise, any action required or permitted to be taken at any meeting of the board of directors or any committee of the board may be taken without a meeting, if all members of the board or committee, consent in writing. The consent shall be filed with the minutes of the board or committee proceedings. Any member of the board of directors or of any committee designated by such board may participate in a meeting of such board or committee by means of telephone or similar communications equipment by


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means of which all persons participating in the meeting can hear each other.
Participation in such meeting shall constitute presence in person at such meeting.

                             COMMITTEES OF DIRECTORS

     Section 23. The board of directors shall have an executive committee and such other committees as a majority of the whole board may designate. Each committee shall consist of one or more of the directors of the corporation. The board may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, when the board of directors is not in session, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it. The member of a committee of one or a majority of the members of any other committee shall constitute a quorum for the transaction of business at a meeting. Action by any committee must be authorized by the affirmative vote of the member of a committee of one or of a majority of the members of any other committee present at a meeting at which a quorum is present. If a member of a committee is absent or disqualified from voting, the member or members present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member. At any such meeting, the committee shall not revise or rescind any previous action of the committee without the affirmative vote of a majority of the regular members present.

     The chair of the board or the chair of the committee, on not less than 48 hours' notice to each member of the committee, may call special meetings of any committee of the board. Special meetings of any committee of the board at which members participate by means of conference telephone or similar communications equipment, and at which a majority of the members of the committee participate, may be called on not less than six hours' notice to each member of the committee.

     Section 24. Each committee shall have a chair, appointed by the board of directors, who shall preside at all meetings of such committee. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                            COMPENSATION OF DIRECTORS

     Section 25. The directors shall receive compensation and reimbursement of expenses for attendance at regular and special meetings of the board of directors, as may be set by the board. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for such service. Members of special or standing committees, including the executive committee, may receive such compensation as the board shall approve.


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                                     NOTICES

     Section 26. Notices to stockholders must be in writing and shall be delivered personally or by express courier to the stockholder's address that appears on the books of the corporation, unless the stockholder has given written consent to accept notice in some other form. Written notice to directors shall be delivered by hand, mail, express courier, facsimile, or other electronic means. Notice by mail shall be deemed to be given on the second business day after the notice is mailed. Notice by express courier shall be deemed to be given on the first business day after the notice is mailed. Notice by facsimile or electronic means shall be deemed to be given at the time transmitted. Notice to members of committees of the directors may also be given orally by phone or in person.

     Section 27. Whenever the provisions of the statutes, the certificate of incorporation, or these bylaws require any notice to be given, a written waiver of such notice signed by the person entitled to such notice, whether before or after the time stated, shall be deemed the equivalent of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    OFFICERS

     Section 28. The board of directors shall elect any officers required by the laws of the state of incorporation and, in addition, shall elect the chair of the board, chief executive officer, chief financial officer, secretary, treasurer, any presidents, executive vice presidents, senior vice presidents, and vice presidents, as it may determine are appropriate. The same person may hold two or more offices.

     Section 29. Each elected officer shall hold office until the officer's successor is elected and is qualified or until the officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

     Section 30. Management may appoint such other officers as it so determines. Such appointees shall hold their offices for such terms and shall perform such duties as management may prescribe.

     Section 31. Any officer may be removed at any time by the affirmative vote of a majority of the board of directors. Such removal shall be without prejudice to any contract rights of the removed officer with regard to compensation, benefits, and indemnification (whether arising in respect of indemnification under a specific contract between such officer and the corporation or pursuant to the provisions of the corporation's certificate of incorporation (as amended from time to time), or the provisions of these bylaws concerning indemnification).



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                               CHAIR OF THE BOARD

     Section 32. The chair of the board shall preside at all meetings of the stockholders and the board of directors and shall perform such other duties and have such other powers as the board of directors may prescribe. The chair of the board may also hold either of the offices of chief executive officer or president or both such offices.

                             CHIEF EXECUTIVE OFFICER

     Section 33. The chief executive officer shall have general authority over the business and affairs of the corporation, subject to the board of directors, and shall see that the corporation carries out all orders and resolutions of the board of directors. The chief executive officer may sign share certificates of the corporation, as well as any other documents and instruments the board of directors has authorized to be executed, unless the board of directors or these bylaws has expressly delegated execution authority to some other officer or agent of the corporation, or if the law requires that documents be otherwise executed. The chief executive officer shall also perform such other duties and have such other powers as the board of directors may prescribe. In the absence of the chair of the board, or if the chair of the board is unable to act, the chief executive officer shall perform the duties of the chair of the board. When acting as the chair of the board, the chief executive officer shall have all of the powers of, and be subject to all of the restrictions upon, the chair of the board, unless a majority of the directors present at a duly called meeting of the board of directors shall appoint one of their members to exercise all or some of such powers and perform all or some of such duties.

                                    PRESIDENT

     Section 34. The president shall have general direction and supervision of the operations of the corporation, subject to the board of directors, the chair of the board, and the chief executive officer. If the chief executive officer is absent or unable to act, the president shall perform the duties of the chief executive officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer. The president may sign share certificates of the corporation, as well as any other documents and instruments the board of directors has authorized to be executed, unless the board of directors, the chief executive officer, or these bylaws has expressly delegated execution authority to some other officer or agent of the corporation, or if the law requires that documents be otherwise executed. The president shall also perform such other duties and have such other powers as the board of directors or the chief executive officer may prescribe.

                                 VICE PRESIDENTS

     Section 35. If the president is absent or unable to act (or if the chief executive officer is absent or unable to act if there is no president) the vice presidents (or if there be more than one, the executive vice president, senior vice presidents, or the vice


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presidents in the order designated, or in the absence of any designation then in the order of their election or in the order named for election) shall perform the duties of the chief executive officer or the president, as the case may be. When acting in the capacity of the chief executive officer or the president, the vice president shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer or the president, as the case may be. Each vice president shall perform such other duties as the board of directors, chair of the board, chief executive officer, or president may assign.

                                    TREASURER

     Section 36. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation. The treasurer shall be responsible for the deposit of all moneys in the name of the corporation in such banks, trust companies, or other depositories as the board of directors shall select or approve. The treasurer shall perform all the duties incident to the office of treasurer and such other duties as the board of directors, chair of the board, chief executive officer, or president may assign.

                                   CONTROLLER

     Section 37. The controller shall be the principal officer in charge of the accounts of the corporation. The controller shall perform such duties as the board of directors, chair of the board, chief executive officer, or president may assign.

                               CORPORATE SECRETARY

     Section 38. The corporate secretary shall: (i) keep the minutes of all meetings of the stockholders, the board of directors, and committees of the board of directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation and be empowered to affix the seal of the corporation to any document, agreement, certificate, or instrument made, delivered, or entered into by the corporation; (iv) sign with the chair of the board, the chief executive officer, the president, or a vice president, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the board of directors; (v) have general charge of the stock transfer books of the corporation; and (vi) perform all duties incident to the office of corporate secretary and such other duties as the board of directors, chair of the board, chief executive officer, or president may assign.

                  ASSISTANT TREASURERS, ASSISTANT CONTROLLERS,
                            AND ASSISTANT SECRETARIES

     Section 39. The board of directors may appoint one or more assistant treasurers, assistant controllers, or assistant secretaries. Such officers shall perform such duties as the treasurer, controller, or corporate secretary, respectively, shall


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delegate to them or that the board of directors, chair of the board, chief executive officer, or president may assign. In the absence of the treasurer, controller, or corporate secretary, the assistant treasurers, assistant controllers, and assistant corporate secretaries shall perform the duties of the treasurer, controller, and corporate secretary, respectively, and shall have all the powers of, and be subject to all the restrictions upon, such officers.

                            COMPENSATION OF OFFICERS

     Section 40. The compensation and benefits of all elected officers shall be fixed or approved by the board of directors, by the committee of directors to whom such authority shall be delegated by the board of directors, or by management if the board of directors or committee of directors has so delegated such authority. No officer shall be prevented from receiving such compensation and benefits if he or she is also a director of the corporation.

               VOTING AND TRANSFER OF STOCK IN OTHER CORPORATIONS

     Section 41. The board of directors may by resolution designate an officer or any other person to act for the corporation and vote its shares in any company in which it may own or hold stock, and may direct in what manner, and for or against what propositions and, in case of elections, for whom its vote shall be cast. If the board of directors has not taken express action, the chair of the board, chief executive officer, president, any vice president, treasurer, or corporate secretary may act for this corporation on all stockholder matters connected with any such company. Such authority shall include voting the shares owned or held by this corporation and executing and delivering proxies, waivers, and stockholder consents. Any one of the above listed officers may endorse certificates of stock owned by this corporation in any other company to effect a transfer of such stock.

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

     Section 42. Each person who is or was a director, officer or employee of the corporation or any of its wholly owned or controlled subsidiaries, and each person who serves or may have served at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust, or other enterprise (and the heirs, executors, administrators, and estates of any such person), shall be entitled to indemnity to the fullest extent now or hereafter permitted or authorized by the General Corporation Law of the State of Delaware or Article Eight of the corporation's certificate of incorporation (as amended and restated) against any expenses, judgments, fines, and settlement amounts actually and reasonably incurred by such person arising out of his or her status as such director, officer or employee. Notwithstanding the provisions of such Article Eight, these bylaws intend to extend such indemnification to employees of the corporation or any of its wholly owned or controlled subsidiaries, unless the board of directors, chief executive officer, or other elected officer designated by the chief executive officer makes a determination the employee



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has not acted in good faith and in a manner he or she reasonably believed to have been in, or not opposed to, the best interests of the corporation. Expenses of defense (including attorney's fees, costs and charges) incurred by any such employee shall be advanced and the procedures to be followed for claiming indemnification shall be as set forth for officers and directors in Article Eight of the certificate of incorporation (as amended and restated), except that any determination required to be made by the board of directors pursuant to such provisions may be made by the chief executive officer or an officer designated by him or her. The provisions of this Section 42 shall not be deemed exclusive of any other rights to which any person seeking indemnification may be lawfully entitled under the laws of Delaware or any other competent jurisdiction. Any amendment or repeal of this bylaw shall not limit the right of any person to indemnity with respect to actions taken or omitted to be taken by such person before such amendment or repeal.

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 43. Each holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the chair of the board, chief executive officer, president, or a vice president and by the corporate secretary or an assistant secretary, or the treasurer or an assistant treasurer of the corporation. The certificate shall certify the number of shares owned by the stockholder. Any of or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, the corporation may issue the certificate with the same effect, as if he or she were such officer, transfer agent, or registrar at the date of issue.

     Section 44. Upon surrender to the corporation or any transfer agent of the corporation of a certificate for shares of the corporation duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the corporation or transfer agent shall cancel the old certificate, record the transaction on the books of the corporation, and either issue a new certificate to the person entitled thereto or credit the proper number of shares to an account of the person entitled thereto maintained on the books of the corporation. Upon request, the corporation or transfer agent shall issue a certificate for all or any part of the shares held in such an account.

     Section 45. The board of directors may authorize the issuance of a new certificate in lieu of a certificate alleged by the holder to have been lost, stolen, or destroyed, upon compliance by such holder, or his legal representatives, with such requirements as the board of directors may impose or authorize. Such authorization by the board of directors may be general or confined to specific instances.

                               FIXING RECORD DATE

     Section 46. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment


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thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or other security issued by the corporation, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date. Such record date shall not be more than 60 or less than 10 days before the date of such meeting, or more than 60 days before any other action. A determination of stockholders or other security holders of record entitled to notice of or to vote at a meeting shall apply to any adjournment of the meeting; provided, however, the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

     Section 47. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof. Accordingly, the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                    DIVIDENDS

     Section 48. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 49. Before any dividend is paid, the directors, in their absolute discretion, may set aside, out of any funds of the corporation available for dividends, such sum or sums as a reserve fund to meet contingencies, equalize dividends, or repair or maintain any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

     Section 50. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such other person or persons designated by the board of directors or by any officer of the corporation authorized by the board of directors to make such designation.

                                   FISCAL YEAR

     Section 51. The fiscal year shall begin on the first day of January in each year.


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                                      SEAL

     Section 52. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the words "Corporate Seal, Delaware." Provided, however, no agreement, certificate, deed, mortgage, or other instrument shall be void, voidable, or unenforceable for lack of attachment of such seal. These bylaws authorize any officer of the corporation to certify the foregoing proviso. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced, or otherwise.

                                   AMENDMENTS

     Section 53. The stockholders or the board of directors may alter, amend, or repeal these bylaws, or adopt new bylaws at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors, if notice of such alteration, amendment, repeal, or adoption is contained in the notice of such special meeting.


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